                                                                  Exhibit 10.6.2


                                 August 12, 1999



Robert N. Gentile, Esquire
V.P.-Law, General Counsel and Secretary
Transtar, Inc.
P.O. Box 68
135 Jamison Lane
Monroeville, PA    15146

   RE: USS/KOBE - RTI OPCO CONSENTS AND NOTICES REGARDING TRANSTAR, INC. AND LAKE TERMINAL RAILROAD - AGREEMENTS ON ATTACHED SCHEDULE

Dear Bob:

         USS/Kobe Steel Company ("USS/Kobe") has decided to combine (the "Combination") its business of manufacturing and selling hot-rolled and cold-finished carbon and alloy steel bars (the "Bar Business") with the Bar Businesses of Republic Engineered Steels, Inc. ("Republic") and Bar Technologies Inc. ("Bar Tech"). The Combination, which is expected to be completed on August 13, 1999, will result in a new company to be called "Republic Technologies International, LLC" ("RTI"). Following the Combination, USX Corporation and Kobe Steel, the current owners of USS/Kobe, are expected to own 30% of RTI and affiliates of The Blackstone Group and Veritas Capital Management, the current owners of Republic and Bar Tech, and certain other investors are expected to own 70% of RTI. Prior to the Combination, USS/Kobe's business of the manufacture and sale of high-quality hot-rolled carbon and alloy seamless tubes will be transferred to a new company to be owned by USX Corporation and Kobe Steel, Ltd. The parties are confident that the Combination will be effectuated in a smooth manner and that their customers, distributors and suppliers will continue to obtain the same quality services for which they are each well known.

         The Combination requires assignment of the agreements on the attached schedule ("Agreements") from USS/Kobe to RTI. Upon assignment, RTI will assume all rights of USS/Kobe and all obligations to Transtar, Inc, The Lake Terminal Railroad Company, and USS Great Lakes Fleet, Inc. under the Agreements. These Agreements to RTI's knowledge, constitute all written agreements presently in effect between USS/Kobe, on the one hand, and Transtar, Inc., The Lake Terminal Railroad Company or USS Great Lakes Fleet, Inc., on the other. Some of the Agreements require consent to assignment, while some do not require such consent. By this letter, USS/Kobe and RTI are seeking Transtar's written consent, on its behalf and on behalf of The Lake Terminal Railroad Company and USS Great Lakes Fleet, Inc., as the case may be, to assignments by USS/Kobe to RTI of the scheduled Agreements which require consent to be transferred, and are providing notice of the assignment of those Agreements on the attached schedule which do not require consent to assignment. RTI represents that the relationship with Transtar, Inc., The Lake Terminal Railroad Company and USS Great Lakes Fleet, Inc. under
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Robert N. Gentile, Esquire
August 12, 1999
Page Two


each of the Agreements to be assigned, and the provision of services by The Lake Terminal Railroad Company and USS Great Lakes Fleet, Inc. under the Agreements, will not be affected by the Combination inasmuch as RTI will continue to utilize the services of The Lake Terminal Railroad Company and USS Great Lakes Fleet, Inc. which these entities have had rights to provide to USS/Kobe under the Agreements, either directly for its own account or indirectly by arranging for the use of such services by the successors and assigns of USS/Kobe going forward, in accordance with the terms of the Agreements. With respect to those Agreements which are easements, Transtar, on its own behalf and on behalf of The Lake Terminal Railroad Company, acknowledges and agrees that those easements were granted for the benefit of the entire USS/Kobe parcel, and after the Combination the respective portions of the USS/Kobe parcel will each continue to have full benefit of all the existing easements, which will be shared by RTI and an affiliate of USS/Kobe. We would appreciate it if you would execute and return the enclosed copy of this letter evidencing such consent and confirmation in the self-addressed envelope provided at your earliest possible convenience.

         If you have any questions regarding this matter, please contact me at
(216) 348-5432.

                                     Sincerely,

                                     /s/ Paul N. Edwards

                                     Paul N. Edwards, Counsel to RTI

CONSENTED TO AND CONFIRMED:

REPUBLIC TECHNOLOGIES                TRANSTAR, INC. on behalf of itself
INTERNATIONAL, LLC                   and The Lake Terminal Railroad Company
                                     and USS Great Lakes Fleet, Inc.


By:    /s/ John B. George            By:       /s/ J. W. Schulte
   -------------------------------      -----------------------------------

Print Name:  John B. George          Print Name:  J. W. Schulte
           -----------------------              ---------------------------

Title:  V.P., Finance, Treasurer
          and Secretary              Title:   V.P. Finance & CFO
      ----------------------------         --------------------------------
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                  TRANSTAR/LAKE TERMINAL SCHEDULE OF CONTRACTS


 1. Transportation Services Agreement, dated December 29, 1998, with Transtar, Inc.

 2. Transportation Services Agreement dated July 1, 1998, with USS Great Lakes Fleet, Inc.

 3. Agreement Concerning Leases, Licenses, and Easements with Transtar, Inc., effective December 29, 1998

 4. Locomotive Lease Agreement, dated April 1, 1978, but actually made on June 23, 1978, with The Lake Terminal Railroad Company

 5. Lease Agreement (145 Gondola Cars), dated December 21, 1998, with The Lake Terminal Railroad Company

 6. Lease Agreement (81 Billet Flat Cars), dated December 21, 1998, with The Lake Terminal Railroad Company

 7. Electrical Services Agreement with The Lake Terminal Railroad Company, dated July 18, 1991

 8. Lease (Locker Room), dated March 15, 1999, with The Lake Terminal Railroad Company,

 9. Track Lease with The Lake Terminal Railroad Company, dated January 1, 1995 for fifty-five (55) feet of LTRR's Track No. 111

10. License with The Lake Terminal Railroad, dated December 12, 1990, to Access No. 3 Blast Furnace For Construction

11. Standing Order No. 295-0069314 ("Rubber Tire Scrap Box Services"), dated July 28, 1995, with The Lake Terminal Railroad Company

12. Non-Exclusive Track No. 789 Easement With The Lake Terminal Railroad Company To Cross Track No. 801 of The Lake Terminal Railroad Company, dated December 4, 1989

13. Perpetual License to The Lake Terminal Railroad Company, dated June 26, 1989, Granting LTRR access to the Lorain Plant

14. Perpetual Utility License to The Lake Terminal Railroad Company, dated June 26, 1989, Granting LTRR a Utility License

15. Non-Exclusive Pipeline Easement from The Lake Terminal Railroad Company to USS/Kobe, dated June 26, 1989
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16.  Non-Exclusive Wireline Easement from The Lake Terminal Railroad Company to
     USS/Kobe, dated June 26, 1989

17. Non-Exclusive Emergency Access Easement from The Lake Terminal Railroad Company to USS/Kobe, dated June 26, 1989

18. Non-Exclusive Access Easement from The Lake Terminal Railroad Company to USS/Kobe, dated June 26, 1989 (Bridges 1-3, Vine St., Globe St., Pearl Ave., Grove St., Dries 1, 5, 7-10); also Partial Termination of Easement dated March 1, 1994 terminating the portion described as "Charleston-2 easement"

19. Non-Exclusive Access Easement from USS/Kobe to The Lake Terminal Railroad Company, dated June 26, 1989, (ingress and egress to and from tracks, switches and equipment of USS/Kobe)

20. Memorandum of Understanding with The Lake Terminal Railroad Company, dated May 8, 1997

21. Rail Transportation Contract LT-C-0023 with The Lake Terminal Railroad Company, dated December 21, 1998

22. Indemnification Agreement & Nursing Services Agreement With The Lake Terminal Railroad Company, dated September 21, 1993

23. Lease Agreement from USS/Kobe to The Lake Terminal Railroad Company dated November 1, 1991, leasing westerly half up to corrugated steel partition of Narrow Gauge Locomotive Repair Shop. The Lake Terminal Railroad Company gave 60-day notice to cancel to USS/Kobe on July 30, 1999.